N. BLUMENFRUCHT
                      CERTIFIED PUBLIC ACCOUNTANT
                         1040 EAST 22ND STREET
                          BROOKLYN, NY  11210
                            (718) 692-2743


                              May 7, 1997



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re:  Juno Acquisitions, Inc.

Dear Sir:

     As the former accountant for Juno Acquisitions, Inc., I agree with the amended disclosure included in the amended Form 8-K dated May 7, 1997.

                              Very truly yours,

                              NACHUM BLUMENFRUCHT

                              Nachum Blumenfrucht

NB/al